UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 3, 2008.

SINOBIOMED INC. (Exact name of registrant as specified in its chapter)

Delaware	333-128399	20-1945139
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

Lane 4705, No. 58, North Yang Gao Rd. Pudong New Area Shanghai, China	201206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 011-86-21-58546923

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 3, 2008, Sinobiomed Inc.’s 82% owned subsidiary, Shanghai Wanxing Bio-pharmaceuticals Co., Ltd. (“Shanghai Wanxing”) entered into a Settlement Agreement with the China Construction Bank Corporation Shanghai Yangpu branch, whereby the parties agreed to a revised payment schedule for the outstanding bank loan with the China Construction Bank. Under this agreement, Shanghai Wanxing agreed to pay 4 Million yuan (approximately $548,000) by June 30, 2008 and the balance of the principal of 9.3 million yuan (approximately $1,274,000) and interest by September 30, 2008.

The foregoing description of the Settlement Agreement with China Construction Bank does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement with China Construction Bank, which is attached hereto as Exhibit 10.1.

On April 8, 2008, Shanghai Wanxing entered into a Settlement Agreement with Industrial Bank Co., Ltd. Shanghai branch, whereby the parties agreed to a revised payment schedule for the outstanding bank loan with the Industrial Bank. Under this agreement, Shanghai Wanxing agreed to pay 3 Million yuan (approximately $411,000) by April 30, 2008, 10 Million yuan (approximately $1,369,000) by June 30, 2008 and the balance of the principal of 11.8 million yuan (approximately $1,616,000) and interest by September 30, 2008.

The foregoing description of the Settlement Agreement with Industrial Bank does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement with Industrial Bank, which is attached hereto as Exhibit 10.2.

ITEM 8.01. OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Exhibit No.	Description

Exhibit 10.1	Settlement Agreement between China Construction Bank, Shanghai Wanxing and Shanghai Fengxi Driver’s Training School, dated April 3, 2008.

Exhibit 10.2	Settlement Agreement between Industrial Bank, Shanghai Wanxing and Beijing Guoan Electric Company, dated April 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2008

SINOBIOMED INC. By: /s/ Ka Yu Name: Ka Yu Title: Secretary, Treasurer and a Director